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                                   EXHIBIT 24

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INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-19180 of Analysts International Corporation on Form S-8 of our report dated September 17, 2001, appearing in this Annual Report on Form 11K, on the financial statements of the Analysts International Corporation Savings and Investment Plan, for the year ended June 30, 2001.

/s/ Deloitte & Touche


Minneapolis, Minnesota
September 28, 2001